UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The Nasdaq Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 29, 2025, SLM Corporation (the “Company”) entered into a retention agreement with Donna F. Vieira, the Company’s Executive Vice President and Chief Commercial Officer (the “Retention Agreement”). Pursuant to the Retention Agreement, Ms. Vieira will remain with the Company and continue to serve as the Company’s Chief Commercial Officer through December 31, 2025 (or such earlier date as determined by the Company in connection with the hiring of a new Chief Commercial Officer) (the “Transition Date”) and as an employee of the Company through April 3, 2026 (the “Separation Date”). Ms. Vieira will resign as Chief Commercial Officer on the Transition Date and retire as an employee of the Company on the Separation Date.

Subject to the terms and conditions of the Retention Agreement, including continued adequate performance and assistance in transition of her duties and responsibilities through the Separation Date, Ms. Vieira will receive a cash retention bonus of $750,000 (the “Retention Bonus”). The Retention Agreement contains a general release of claims by Ms. Vieira, which she must reaffirm on or immediately following the Separation Date, and certain customary restrictive covenants. In the event that Ms. Vieira voluntarily resigns her employment prior to the Separation Date, or is terminated by the Company in a Termination of Employment For Cause (as defined in the Severance Plan (referenced below)), she will not be entitled to payment of the Retention Bonus. Ms. Vieira will not be entitled to rights or benefits, including any severance, under the Company’s Amended and Restated Executive Severance Plan for Senior Officers (the “Severance Plan”). For purposes of the Company’s compensation, equity and other benefit plans, Ms. Vieira is considered retirement-eligible and will receive treatment consistent with her retirement eligibility.

The foregoing summary of the Retention Agreement is qualified in its entirety by the text of the Retention Agreement, a copy of which is filed herewith as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

10.1*	Retention Agreement, by and between SLM Corporation and Donna F. Vieira, dated as of September 29, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: September 30, 2025	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Executive Vice President and Chief Legal, Government Affairs, and Communications Officer